Exhibit 10.5

NATIONAL ATLANTIC HOLDINGS CORP.
INVESTOR RIGHTS AGREEMENT

          This INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of this 18th day of December, 2001 by and among NATIONAL ATLANTIC HOLDINGS CORP., a New Jersey corporation (the “Company”), The OHIO CASUALTY INSURANCE COMPANY, an Ohio corporation (the “Investor”), and JAMES V. GORMAN (the “Stockholder”).

R E C I T A L S

          A. The Company proposes to sell and issue to the Investor 20,185 shares of Nonvoting Common Stock of the Company pursuant to a Subscription Agreement by and between the Company and the Investor (the “Subscription Agreement”).

          B. As a condition of entering into the Subscription Agreement, the Investor has requested that the Company and the Stockholder extend to it certain information rights, governance rights, preemptive rights, redemption rights, co-sale rights and other rights as set forth below.

A G R E E M E N T

          Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1. General.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          “Affiliate” means, with respect to any Person, any (i) partner, member, stockholder, director, officer, manager, employee or agent of such Person, (ii) any Relation of any Person contemplated by the preceding clause (i), or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

          “Agreement” has the meaning given it in the first paragraph of this Agreement.

          “Allocation,” for purposes of Section 4.2, is determined by multiplying the number of Shares of Available Securities by a fraction, the numerator of which is the number of shares of Equity Securities held by the Investor and the denominator of which is the total number of shares of Equity Securities then outstanding (excluding the offered Securities to be issued).

          “Available Securities” is equal to the number of Offered Securities which the Company intends to issue.

          “Board” means the Board of Directors of the Company.

          “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          “Common Stock” means the Voting Common Shares and the Nonvoting Common Shares.

          “Company” has the meaning given it in the first paragraph of this Agreement.

          “Company Acceptance Notice” has the meaning given to such term in Section 4.3(b) below.

          “Deal Notice” has the meaning given to such term in Section 6.4.

          “Equity Securities” means (i) the Voting Common Shares or the Nonvoting Common Shares, (ii) any preferred stock or other capital stock of the Company, (iii) any security or instrument that is convertible into or exercisable or exchangeable for, with or without consideration, Voting Common Shares, Nonvoting Common Shares or any preferred stock or other capital stock of the Company (including any option, warrant or right to subscribe for or purchase such a security or instrument), (iv) any security or instrument that carries any option, warrant or right to subscribe for or purchase Voting Common Shares, Nonvoting Common Shares or any preferred stock or other capital stock of the Company, or (v) any such option, warrant or right.

          “Fair Market Value” has the meaning given to such term in Section 5.1.

          “First Offer Notice” has the meaning given to such term in Section 4.3(a) below.

          “Investor” has the meaning given it in the first paragraph of this Agreement.

          “Nonvoting Common Shares” means the Company’s Nonvoting Common Stock, without par value.

          “Notice Of Intent” means a written notice in which the Company sets forth a detailed description of a proposed issuance of Equity Securities. The Notice of Intent shall include, as applicable, the name and address of the proposed purchaser, the number of shares of Offered Securities, the per-share purchase price therefor, the date on or about which the proposed issuance or Transfer is to be made and all other terms and conditions of the proposed issuance or Transfer.

          “Notice Of Sale” means a written notice in which the Investor or the Stockholder, as the case may be, sets forth a detailed description of a proposed Transfer. A Notice of Sale shall include all of the information contained in a Notice of Intent.

          “Offered Securities” means the Equity Securities desired to be issued by the Company or Transferred by the Investor.

          “Officers’ Plan” has the meaning given to such term in Section 4.2(e).

          “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, governmental agency or authority or any other entity of any kind.

          “Public Offering” means an offering of the Company’s Equity Securities pursuant to a registration statement that becomes effective under the Securities Act.

          “Qualified Public Offering” means an offering of the Company’s Equity Securities pursuant to a registration statement that becomes effective under the Securities Act in which the net proceeds to the Company (after deducting underwriting discounts, commissions and fees) are at least $30 million.

          “Redeemable Shares” has the meaning given to such term in Section 5.1.

          “Redemption Notice” has the meaning given to such term in Section 5.1.

          “Relation” means, with respect to any Person, (i) such Person’s spouse and the parents, grandparents, brothers and sisters, children and grandchildren and the children and grandchildren of brothers and sisters of such Person and (ii) the parents, brothers, sisters, children, grandchildren of the spouse of such Person and the children and grandchildren of such spouse’s brothers and sisters.

          “Sale” means (i) any consolidation or merger of the Company with or into any other entity that is not an Affiliate of the Company, or any other corporate reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own (with their Affiliates) less than a majority of the voting power of the surviving or acquiring entity immediately after such consolidation, merger or reorganization, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to a Person who is not an Affiliate of the Company, so long as any such transaction described in (i) or (ii) above has been approved by the Board of Directors and stockholders of the Company.

          “SEC” means the United States Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          “Subscription Agreement” has the meaning given it in Recital A above.

          “Stockholder” has the meaning given it in the first paragraph of this Agreement.

          “Stockholder Acceptance Notice” has the meaning given it in Section 4.3(b) below.

          “Transfer” means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in Equity Securities, whether voluntary, involuntary, by operation of law or otherwise.

          “Voting Common Shares” means the Company’s Voting Common Stock, without par value.

SECTION 2. Information Rights.

     2.1 Basic Financial Information and Reporting.

          (a) The Company will furnish to the Investor (i) within thirty (30) days prior to the commencement of each fiscal year, an annual budget and operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto), (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such periods, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, (iii) promptly minutes of all Board meetings, minutes of all stockholders meetings and all actions taken by written consent in lieu thereof, (iv) copies of all reports and other written communications delivered to holders of Voting Common Shares in their capacity as common stockholders, (v) promptly copies of all Company income tax returns, and (vi) if reasonably requested, other financial or business information of the Company.

          (b) The Company will furnish to the Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied.

          (c) The Company will furnish to the Investor, as soon as practicable after the end of each fiscal year of the Company and in any event within one hundred twenty (120) days thereafter, an audited consolidated balance sheet of the Company as of the end of such fiscal year and an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants and a Company-prepared comparison to the Company’s operating plan for such year.

     2.2 Inspection Rights. The Investor shall have the right to visit the corporate offices of the Company and its subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is requested by the Investor, all at such reasonable times and as often as may be requested. Moreover, the Company shall furnish to the Investor such information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time request.

SECTION 3. Board of Directors.

     3.1 Notice of Board Meetings. The Company shall furnish in writing to the Investor notice of and an agenda for each meeting of the Company’s Board of Directors or any committee thereof. Such notice shall be given by the Company so that it is received by the Investor at least three business days prior to the date of each such meeting. The Company shall provide the Investor with a copy of the minutes of all meetings of the Company’s Board of Directors and its committees.

     3.2 Investor Representative. The Investor may, from time to time, appoint a representative to attend meetings of the Board of Directors of the Company or any committee thereof as an observer.

SECTION 4. Issuance and Transfers of Equity Securities.

     4.1 General Rule. The Company may not issue any Equity Securities except pursuant to the provisions of this Section 4. The Stockholder may not Transfer any Equity Securities held by him except pursuant to this Section 4. The Investor may not Transfer any Equity Securities held by it except pursuant to this Section 4. Any issuance or Transfer of Equity Securities made in violation of the provisions of this Section 4 shall be null and void and without effect. The Company will not recognize or effect such an issuance or Transfer of Equity Securities on its books or otherwise, nor will it recognize or treat any transferee thereof as the holder of such Equity Securities.

     4.2 Company Issuances — Preemptive Right.

          (a) If, at any time or from time to time, the Company desires to issue Offered Securities, it shall first deliver to the Investor a Notice of Intent.

          (b) Upon receipt of the Notice of Intent, the Investor shall be entitled to subscribe for all or a portion of its Allocation of the Available Securities at the price and on the terms specified in the Notice of Intent by delivering written notice of such election to the Company within thirty (30) days after its receipt of the Notice of Intent. Such election shall be irrevocable. In its notice to the Company, the Investor shall indicate the maximum number of shares of Available Securities for which it desires to subscribe (whether less than, equal to or more than its Allocation). The failure of the Investor to deliver timely notice to the Company shall be deemed an election by it to subscribe for none of the Available Securities. In the event the Offered Securities consist of shares with voting rights, the Company will offer to the Investor, pursuant to the Investor’s exercise of its pre-emptive right under this Section 4.2, Available Securities without voting rights (but being identical to the other Available Securities in every other respect).

          (c) After complying with the provisions of paragraphs (a)-(b) above, the Company shall be entitled to issue those Offered Securities for which the Investor did not subscribe pursuant to paragraph (b) to such persons as it may select.

          (d) Any issuance of Offered Securities by the Company pursuant to paragraph (c) above shall be consummated within the ninety (90) day period following the expiration of the thirty (30) day period set forth in paragraph (b) above. If the Investor has elected to purchase Offered Securities pursuant to paragraphs (a)-(b) above, then such purchase shall be consummated within the same ninety (90) day period. All of the foregoing issuances shall be made on terms and conditions no more favorable than those set forth in the Notice of Intent. Any issuance of Offered Securities by the Company that is proposed to be made on terms and conditions more favorable than those set forth in the Notice of Intent or proposed to be made subsequent to the expiration of the ninety (90) day period described above shall be subject anew to the provisions of this Section 4.2.

          (e) Notwithstanding the other provisions of this Section 4.2, the Company may issue or grant the following Equity Securities free of the restrictions set forth in paragraphs (a)-(d) above:

               (i) Shares of Common Stock issued pursuant to awards granted to employees, officers or directors of the Company or any Affiliate of the Company pursuant to the Company’s Officers Stock Plan (the “Officers’ Plan”) to the extent of the number of shares of Common Stock available for issuance under the Officers’ Plan on the date of this Agreement.

               (ii) Shares of Common Stock issued upon the exercise of stock purchase warrants that were issued prior to and are outstanding on the date of this Agreement so long as such shares are issued pursuant to the terms of such warrants as in effect on the date hereof.

               (iii) Equity Securities issued pursuant to or upon conversion, exercise or exchange of any convertible securities, options, warrants or other stock purchase rights issued or granted after the date of this Agreement, provided that the initial grant or issuance of such convertible securities, options, warrants or other stock purchase rights satisfies the requirements of paragraphs (a) and (b) of this Section 4.2.

               (iv) Nonvoting Common Shares issued to insurance agents appointed by Proformance Insurance Company (“PIC”) pursuant to the Replacement Carrier Agreement among PIC, the Company and Ohio Casualty of New Jersey, Inc., as in effect on the date of this Agreement, so long as such shares are sold in a manner consistent with the Company’s past practice of offering Nonvoting Common Shares to insurance agents of PIC and such shares are priced at GAAP book value per share with a minimum total investment by each such agent of at least $50,000.

               (v) Shares of Common Stock issued by the Company in a Qualified Public Offering.

               (vi) Voting Common Shares issued upon conversion of any Nonvoting Common Shares.

               (vii) Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination between the Company and one or more Persons which are not Affiliates of the Company so long as such business combination has been approved by the Board of Directors and stockholders of the Company.

          (f) The Company agrees that it will not (i) amend or modify the Officers’ Plan to increase the number of shares of Common Stock available for issue thereunder in excess of the number of shares provided for in such plan on the date hereof or (ii) adopt or implement any new plan or program providing for the issuance of any Equity Securities to employees, officers, directors or other service providers to the Company or its subsidiaries, without the prior written consent of the Investor.

     4.3 Transfers by Investor — Right of First Offer.

          (a) If the Investor desires to Transfer Offered Securities, it shall first deliver to the Company and to the Stockholder notice thereof. In such notice, the Investor shall set forth the number of shares of Offered Securities and the per-share offer price therefor (the “First Offer Notice”).

          (b) Upon receipt of the First Offer Notice, either (i) the Company or (ii) the Stockholder in accordance with paragraph (d) below, shall, subject to the limitations set forth herein, be entitled to purchase for cash all, but not less than all, of the Offered Securities at the price-per share set forth in the First Offer Notice. If the Company desires to purchase all or a portion of the Offered Securities it shall deliver written notice of any such intent to purchase (the “Company Acceptance Notice”) to the Investor within twenty (20) days of its receipt of the First Offer Notice setting forth the maximum number of Offered Securities the Company elects to purchase under this Section 4.3. If the Stockholder desires to purchase all or a portion of the Offered Securities he shall also deliver written notice of any such intent to purchase (the

“Stockholder Acceptance Notice”) to the Investor within twenty (20) days of his receipt of the First Offer Notice setting forth the maximum number of Offered Securities the Stockholder elects to purchase under this Section 4.3. The failure of the Company to deliver the Company Acceptance Notice within the prescribed period shall be deemed an election by the Company to waive its right to purchase the Offered Securities pursuant to this Section 4.3. The failure of the Stockholder to deliver a Stockholder Acceptance Notice within the prescribed period shall be deemed an election by the Stockholder to waive his right to purchase any of the Offered Securities pursuant to this Section 4.3.

          (c) If the Company delivers a Company Acceptance Notice for all of the Offered Securities within the prescribed period, such notice shall be irrevocable and the purchase of all the Offered Securities shall be consummated within the forty (40) day period following the expiration of the twenty (20) days period applicable to the Company set forth in paragraph (b) above. If the Company delivers a Company Acceptance Notice for all of the Offered Securities, the Stockholder shall be precluded from exercising any right to purchase the Offered Securities pursuant to this Section 4.3.

          (d) If (i) the Company does not deliver a Company Acceptance Notice for all of the Offered Securities, and (ii) the Stockholder Acceptance Notice and the Company Acceptance Notice (if any) delivered to the Investor within the prescribed time periods for such notices, indicate an intent of the Stockholder and, if applicable, the Company, in aggregate, to purchase no less than all of the Offered Securities, such Stockholder Acceptance Notice shall be an irrevocable acceptance by the Stockholder and, if applicable, the Company to purchase the Offered Securities at the per-share purchase price set forth in the First Offer Notice. The purchase of all the Offered Securities pursuant to this paragraph (d) shall be consummated within the forty (40) day period following the expiration of the twenty (20) day periods applicable to the Company and the Stockholder set forth in paragraph (b) above.

          (e) If neither the Company nor the Stockholder accepts the offer to purchase all of the Offered Securities within the prescribed time periods by delivering the requisite Company Acceptance Notice or Stockholder Acceptance Notice, then the rights of the Company and the Stockholder under paragraphs (a)-(d) above shall terminate in full and the Investor shall be entitled to Transfer all of the Offered Securities free of the restrictions set forth in paragraphs (a)-(d) above. Any such Transfer of Offered Securities by the Investor shall be consummated (i) within the one hundred and twenty (120) day period following the expiration of the latest of the twenty (20) day periods set forth in paragraph (b) above, and (ii) at a per-share purchase price no less than the price per-share at which the Investor offered the Offered Securities to the Company and the Stockholder under paragraph (a) above. In the event that (i) the Company and the Stockholder fail to timely deliver the requisite Company Acceptance Notice and Stockholder Acceptance Notice to consummate a sale of the Offered Securities pursuant to paragraph (b) above, and (ii) the Investor subsequently elects to transfer the Offered Securities at a per-share purchase price less than the per-share purchase price indicated in the First Offer Notice within the one hundred twenty (120) day period set forth in the preceding sentence, then a new First Offer Notice must be issued in accordance with paragraph (a) above; provided, however, that each of the twenty (20) day periods and the forty (40) day period set forth in the preceding paragraphs (a) through (d) above shall be reduced to ten (10) and thirty (30) day periods, respectively.

          (f) Notwithstanding the other provisions of this Sections 4.3, the following Transfers may be made by the Investor free of the restrictions and other requirements set forth in paragraphs (a)-(e) above:

               (i) Any Transfer to an Affiliate of the Investor.

               (ii) Any Transfer made in connection with an underwritten initial public offering of Common Stock pursuant to a registration statement which has become effective under the Securities Act.

               (iii) Any Transfer to the Company.

               (iv) Any pledge of Equity Securities made pursuant to a bona fide loan transaction or any Transfer of such pledged shares to the pledgee pursuant to the terms of the applicable pledge agreement.

          (g) Any Transfer made by the Investor under paragraphs (a)-(e) and clauses (i) and (iv) of paragraph (f) of this Section 4.3 shall be subject to the following: each transferee shall become a party to this Agreement, shall execute and deliver a counterpart of this Agreement, and shall agree to be deemed an “Investor” for purposes of this Sections 4.3 and an “Investor” for all other purposes of this Agreement. Each such transferee shall thereafter have all of the rights of the “Investor” under this Agreement with respect to the Equity Securities acquired by it.

     4.4 Transfers by Stockholder — Right of Co-Sale.

          (a) So long as the Stockholder owns at least 10% of the Common Stock on a fully-diluted basis (assuming exercise or conversion of all outstanding options, warrants and convertible securities), the Stockholder shall deliver a Notice of Sale to the Investor and to the Company at least thirty (30) days in advance of any intended Transfer of Equity Securities by the Stockholder.

          (b) Within fifteen (15) days of its receipt of the Notice of Sale from the Stockholder, the Investor may notify the Stockholder (the “Co-Sale Notice”) that the Investor will sell to the buyer named in the Notice of Sale that amount of Equity Securities equal to the product of (i) the number of shares of Equity Securities to be transferred pursuant to such Notice of Sale divided by the number of shares of Equity Securities then held by the Stockholder multiplied by (ii) the number of shares of Equity Securities then held by the Investor.

          (c) After compliance with the provisions of this Section 4.4, the Stockholder may transfer his Equity Securities, but only to the transferee designated in the Notice of Sale, at the time, at the price, and on the same terms and conditions as those contained in the Notice of Sale and only if such transferee agrees prior to the transfer to become bound by the same terms and conditions of this Agreement applicable to the Stockholder.

          (d) Notwithstanding the other provisions of this Section 4.4, the following Transfers of Equity Securities may be made by the Stockholder free of the restrictions set forth in paragraphs (a)-(c) above (so long as each transferee under clauses (i) and (ii) below agrees to become a party to this Agreement and subject to the terms applicable to the “Stockholder” under this Agreement).

               (i) Any pledge of Equity Securities made pursuant to a bona fide loan transaction with a financial institution or any Transfer of such pledged shares to the pledgee pursuant to the terms of the applicable pledge agreement.

               (ii) Any Transfer of Equity Securities to a Relation of the Stockholder or to a trust, limited liability company or family limited partnership established for the benefit of the Stockholder or any such Relation.

               (iii) Any redemption of Equity Securities made by the Company or other transfer of Equity Securities to the Company.

               (iv) Any Transfer of Common Stock made in connection with an underwritten initial public offering of Common Stock pursuant to a registration statement which has become effective under the Securities Act.

          (e) The provisions of this Section 4.4 are subject to, and shall in no manner limit, the right of the Company to repurchase Equity Securities from the Stockholder pursuant to a stock restriction agreement, stock option agreement or other agreement between the Company and the Stockholder (whether or not such agreement is now existing).

     4.5 Securities Laws.

          (a) Notwithstanding the other provisions of this Section 4, neither Stockholder nor the Investor may Transfer any Equity Securities held by him or it unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

               (ii) (A) The Stockholder or the Investor shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, and (B) if reasonably requested by the Company, the Stockholder or the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such Transfer will not require the registration of such shares under the Securities Act. It is agreed that the Company will not request opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

          (b) Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a Transfer made pursuant to the provisions of Section 4.3(f) or 4.4(d) above.

     4.6 Legend.

          (a) Each certificate representing Equity Securities now or hereafter owned by the Investor or the Stockholder or issued to any person in connection with a Transfer duly made under this Section 4 shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any other legend required under applicable securities laws or as otherwise required):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED OR QUALIFIED UNDER THE ACT AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AN AMONG THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

          (b) The Company may instruct its transfer agent to impose transfer restrictions on securities represented by certificates bearing such legends to enforce the provisions of this Agreement.

          (c) The Company shall be obligated to reissue promptly unlegended or partially unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company and its counsel to the effect that (i) the securities proposed to be Transferred may lawfully be so Transferred without registration, qualification or legend (in the case of the first legend set forth above), and/or (ii) this Agreement has been terminated and is no longer in effect (in the case of the second legend set forth above).

          (d) Any legend endorsed on an instrument pursuant to applicable securities laws, as well as the stop-transfer instructions with respect to such securities, shall be removed upon receipt by the Company of an order of the appropriate governmental authority authorizing such removal.

SECTION 5. Redemption Right.

     5.1 Redemption. At any time on or after December 18, 2006 or, prior to December 18, 2006, at any time during the fifteen days following the Investor’s Receipt of a Deal Notice (or if the Company should fail to send a Deal Notice as required by this Agreement, at any time after the Deal Notice should have been sent to the Investor), the Investor may require the Company to redeem all Equity Securities of the Company then owned by the Investor (collectively, the “Redeemable Shares”) for the “Fair Market Value,” as defined below, of such Redeemable Shares as determined by a qualified third party mutually agreeable to the Company and the Investor. The Investor shall exercise the redemption right provided for in this Section 5.1 by giving written notice of such election to the Company (the “Redemption Notice”). Following the Company’s receipt of the Redemption Notice, the Company and the Investor shall use their good faith efforts to agree on the selection of a qualified third party to appraise the Fair Market Value of the Redeemable Shares. If the Company and the Investor are unable to agree on the selection of a qualified third party to appraise the Fair Market Value of the Redeemable Shares within fifteen (15) days following the Company’s receipt of the Redemption Notice, each of the Company and the Investor shall promptly select its own valuation advisor of recognized national or regional standing. The two valuation advisors selected by the Company and the Investor shall then agree upon a qualified third party, which shall be a valuation advisor of recognized national or regional standing, to perform the valuation, which shall be binding on the Company and the Investor. Should either the Company or the Investor fail to appoint a valuation advisor, then, upon ten (10) business days advance notice to the party failing to comply, the other party may instruct its valuation advisor to complete the valuation and the results of the valuation shall be binding on all parties. The Company shall cooperate with the valuation advisors undertaking the valuation pursuant to this Section 5 and shall provide the valuation advisors access to all necessary information and personnel upon reasonable advance notice during normal business hours. All fees and expenses of the valuation advisors shall be borne equally by the Company on the one hand and the Investor on the other. For the purposes of this Section 5, “Fair Market Value” of the Redeemable Shares means (i) the fair market value of all of the outstanding capital stock of the Company on a fully-diluted basis utilizing the appraisal methodologies that would be applied by an investment banking firm of national or regional reputation in determining the going concern value of the Company (without regard to restrictions on transfer provided under the terms of this Agreement, the Investor’s position as a minority stockholder or other liquidity issues with respect to the Redeemable Shares or the fact that any of the Redeemable Shares have no or limited voting rights), and then using the median of the range of values calculated in accordance with the foregoing appraisal methodologies, multiplied (ii) by the percentage which the number of Redeemable Shares represents of the total number of issued and outstanding shares of capital stock of the Company on a fully diluted basis. The closing of the redemption shall take place within thirty (30) days after the Fair Market Value is determined in accordance with the provisions of this Section 5.1 and the Fair Market Value shall be paid in cash at the closing unless the Investor agrees in writing otherwise.

     5.2 Prohibition of Redemption. If the Company is prohibited by law from honoring the Investor’s demand pursuant to Section 5.1 for redemption of the Redeemable Shares, then: (a) the Company shall immediately take all reasonable steps to remedy the condition causing the prohibition, and (b) the Company shall redeem the Redeemable Shares within thirty (30) days after the condition causing the prohibition no longer exists at the Fair Market Value originally calculated if less than sixty (60) days have passed from the date originally scheduled for the redemption and the new redemption date, provided that if more than sixty (60) days have passed, the Investor may require the Company to calculate a new Fair Market Value pursuant to Section 5.1 at the Company’s sole expense, which Fair Market Value shall be binding on both the Company and the Investor.

SECTION 6. COVENANTS RELATING To NONVOTING COMMON SHARES.

     6.1 Agreements Regarding Nonvoting Common Shares. The Company covenants and agrees that so long as the Nonvoting Common Shares are outstanding, the Company will not subdivide or combine any shares of Common Stock, or pay any dividend or retire any shares of Common Stock or make any other distribution on any shares of Common Stock, or accord any other payment, benefit or preference to any shares of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all classes of Common Stock, including the Nonvoting Common Shares. In the event of a reorganization, merger or other transaction which results in a change to or conversion or exchange of the Voting Common Shares, the same change, conversion or exchange shall be made or provided to the Nonvoting Common Shares. Except for voting rights, all shares of Common Stock will entitle the holders thereof to the same rights and privileges.

     6.2 Conversion Rights. In the event that a public trading market develops for any class of the Company’s Common Stock or the Company proposes to effect a Sale, the Company, at the request of the Investor, will promptly take all such action as may be necessary to permit the Investor promptly to convert its Nonvoting Common Shares into a like number of Voting Common Shares of the Company. If required, the Stockholder agrees to vote all of the shares of the Company’s capital stock held by him in favor of all actions necessary to effectuate such conversion.

     6.3 Registration Rights. The Company agrees that it will not grant to any stockholder or proposed stockholder of the Company any “piggyback” or “demand” registration rights with respect to the registration of such stockholder’s shares of capital stock of the Company under the Securities Act, unless the same rights are afforded to the Investor with respect to its shares of the Company.

     6.4 Notice Of Certain Actions. The Company will notify the Investor in writing within 25 days prior to the consummation of a Public Offering or Sale (the “DEAL NOTICE”). The Deal Notice shall set forth in reasonable detail a description of the proposed transaction and the estimated closing date for the transaction. With respect to a Public Offering, the Deal Notice shall disclose the names of the underwriters, the estimated range of pricing for the offering and the number of shares proposed to be sold by the Company and any selling stockholders. With respect to a Sale, the Deal Notice shall disclose the parties to the transaction, the estimated purchase price and form of payment, the amounts estimated to be received by each of the stockholders and any non-competition, consulting, employment or similar agreements proposed to be entered into with any of the officers, directors or employees of the Company or its Affiliates in connection with the Sale.

SECTION 7. General Provisions.

     7.1 Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day, (c) if sent by E-mail, when the recipient thereof confirms receipt thereof by E-mail, (d) upon receipt of the signed or refused return receipt when sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All communications shall be sent to the Company at the address set forth on the signature pages hereto and to the Investor and the Stockholder at the addresses set forth on the signature pages hereto or at such other address as the Company or the Investor or the Stockholder may designate by ten (10) days advance written notice to the other parties hereto.

     7.2 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

     7.3 Severability. If any provision of this Agreement is subsequently determined by a court of competent jurisdiction to be void or unenforceable for any reason, that provision shall be deemed stricken and the remainder of this Agreement shall not be affected thereby and shall be binding upon the parties hereto insofar as it remains a workable instrument to accomplish the intent and purposes of the parties. The parties hereto shall negotiate the severed provision to bring the substance of such provision within the applicable legal requirements to the extent possible. Each party hereto agrees to take any and all actions, including, but not limited to, the execution and delivery of any and all instruments and documents, necessary or advisable to complete, perfect, evidence or otherwise confirm any of the matters set forth herein.

     7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Investor and the Stockholder and each of the Investor’s and the Stockholder’s legal representatives, testate or intestate distributees, successors and assigns, and this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The term “Company” as used herein shall include such successors and assigns and also shall include any corporation or other entity which is at any time the parent or a subsidiary of the Company, or any corporation or other entity which is an affiliate of the Company by virtue of common (although not identical) ownership. The term “Successors And Assigns” as used herein shall include a corporation or other entity acquiring all or substantially all of the business of, as the case may be, the Investor or the Company (whether such acquisition is by way of acquisition of assets, acquisition of stock, merger, consolidation or otherwise, and whether by operation of law or otherwise).

     7.5 Counterparts. This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6 Amendment and Waiver. Except as otherwise provided herein, no provision of this Agreement shall be amended, modified, waived, discharged or terminated unless the modification, waiver, discharge or termination is agreed to in writing and signed by the Company and the Investor.

     7.7 Specific Performance. The parties hereto agree that upon a breach of any of the provisions of this Agreement a remedy at law would not be adequate, and that the parties hereto are entitled to injunctive relief and specific performance and any other legal or equitable remedies as remedies for the enforcement of this Agreement.

     7.8 Assignment of Rights. Provided it complies with any applicable provisions in this Agreement with respect to a Transfer of Equity Securities, the Investor may assign any or all of its rights hereunder to a transferee of the Equity Securities held by it. Subject to the other applicable provisions of this Agreement, the Stockholder may assign any or all of his rights hereunder to a transferee of Equity Securities held by him which is an Affiliate or Relation of the Stockholder or a trust, family limited partnership or limited liability company established for the benefit of the Stockholder or any such Relation of the Stockholder.

     7.9 Transfer to Affiliates. Anything contained in this Agreement to the contrary notwithstanding, the Investor may Transfer any of the Equity Securities of the Company owned by it to any Affiliate of the Investor (and any such transferee Affiliate may Transfer any Equity Securities to any other Affiliate of the Company) without any restriction whatsoever, so long as such Affiliate shall become a party to this Agreement by executing and delivering to the Company a counterpart hereof, thereby agreeing to be deemed an “Investor” for purposes of this Agreement. Upon such transfer, the Affiliate of the Investor acquiring Equity Securities from the Investor shall have all of the rights of the Investor under this Agreement with respect to the Equity Securities acquired by such Affiliate.

     7.10 Termination. This Agreement and the provisions hereof may be terminated in a writing executed by the Company and the Investor.

          IN WITNESS WHEREOF the undersigned have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

NATIONAL ATLANTIC HOLDINGS CORP.

By:	/s/ James V. Gorman	Address:	303 W. Main St.
Freehold, NJ 07728
Title: CEO

INVESTOR

THE OHIO CASUALTY INSURANCE COMPANY

By:	/s/ Elizabeth M. Riczko	Address:	9450 Seward Road
Fairfield, Ohio 45014
Title: Executive VP & COO, Personal Lines
Attention: Debra K. Crane,
Senior Vice President and
General Counsel

STOCKHOLDER:

/s/ James V. Gorman		Address:	1 Pheasant Drive
Colts Neck, NJ 07722
James V. Gorman